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                                                                   EXHIBIT 15(C)

                        SHAREHOLDER SERVICING AGREEMENT


                         With Respect to Shares of the
                 Aggressive Growth, U.S. Government Securities,
             Capital Income, Equity, Fixed Income, Asset Allocation
                      and California Tax-Exempt Bond Funds
                                       of
                          PACIFIC HORIZON FUNDS, INC.


Concord Financial Group, Inc.
125 West 55th Street, 11th Floor
New York, New York  10019

Gentlemen:

  We wish to enter into this Shareholder Servicing Agreement ("Agreement") with you concerning the provision of support services to our clients ("Clients") who may from time to time beneficially own Shares of the Aggressive Growth, U.S. Government Securities, Capital Income, Equity, Fixed Income, Asset Allocation and California Tax-Exempt Bond Funds (collectively the "Funds") of Pacific Horizon Funds, Inc. (the "Company") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and the exclusive agent for the continuous distribution of said Shares. Shares of the seven Funds named above are hereinafter referred to collectively as "Shares."

  The terms and conditions of this Agreement are as follows:

  Section 1. We agree to provide the following support services to Clients who may from time to time acquire and beneficially own Shares(1): (i) establishing and maintaining accounts and records relating to Clients that invest in Shares;
(ii) processing dividend and distribution payments from the Funds on behalf of Clients; (iii) providing information periodically to Clients regarding their positions in Shares; (iv) arranging for bank wires; (v) responding to Client inquiries concerning their investments in Shares; (vi) providing the information to the Funds necessary for accounting or subaccounting; (vii) if required by law, forwarding shareholder communications from the Funds (such as proxies, shareholder reports, annual and semiannual financial statements and dividend, distribution and tax notices) to Clients; (viii) assisting in processing exchange and





____________________

     (1) Services may be modified or omitted in the particular case and items relettered or renumbered.

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redemption requests from Clients; (ix) assisting Clients in changing dividend options, account designations and addresses; and (x) providing such other similar services as you may reasonably request to the extent we are permitted to do so under applicable statutes, rules and regulations.

  Section 2. We will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

  Section 3. Neither we nor any of our officers, employees or agents are authorized to make any representations concerning you or the Shares except those contained in the Funds' applicable prospectuses and statements of additional information for the Shares, copies of which will be supplied by you to us, or in such supplemental literature or advertising as may be authorized by you in writing.

  Section 4. For all purposes of this Agreement we will be deemed to be an independent contractor, and will have no authority to act as agent for you or the Funds in any matter or in any respect. We and our employees will, upon request, be available during normal business hours to consult with you or your designees concerning the performance of our responsibilities under this Agreement. We will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

  Section 5. In consideration of the services and facilities provided by us hereunder, you will pay to us, and we will accept as full payment therefor, a fee at the annual rate of ____ of 1% of the average daily net asset value of the Shares beneficially owned by our Clients for whom we are the dealer of record or holder of record or with whom we have a servicing relationship (the "Clients' Shares"). Said fee will be computed daily and payable monthly. For purposes of determining the fee payable under this Section 5, the average daily net asset value of the Clients' Shares will be computed in the manner specified in the Funds' Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of the particular Shares involved for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by you, in your sole discretion, at any time upon notice to us. Further, you may, in your discretion and without notice, suspend or withdraw the sale of Shares, including the sale of Shares for the account of any Client or Clients.





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  Section 6.  We acknowledge that you will provide to the Funds' Board of
Directors, and the Board of Directors will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with you and your designees (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Funds' Board of Directors concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

  Section 7. You may enter into other similar Agreements with any other person or persons without our consent.

  Section 8. We hereby represent, warrant and agree that the compensation payable to us hereunder, together with any other compensation payable to us by our Clients in connection with the investment of their assets in Shares of the Funds, will be disclosed by us to our Clients, will be authorized by our Clients and will not result in an excessive or unreasonable fee to us. We hereby further represent, warrant and agree that in no event will any of the services provided by us hereunder be primarily intended to result in the sale of Shares.

  Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by you or your designee. Unless sooner terminated, this Agreement will continue until October 31, 1993, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Funds in the manner described in Section 12. This Agreement is terminable with respect to any class of Shares, without penalty, at any time by the Funds (which termination may be by a vote of a majority of the Disinterested Directors as defined in Section 12 or by vote of the holders of a majority of the outstanding Shares of such class) or by us or you upon notice to the other party hereto. This Agreement will also terminate automatically in the event of its assignment (as defined in the Act).

  Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.





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  Section 11.  This Agreement will be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

  Section 12. This Agreement has been approved by vote of a majority of (a) the Funds' Board of Directors and (b) those Directors of the Funds who are not "interested persons" (as defined in the Act) of the Funds and have no direct or indirect financial interest in the operation of the Shareholder Service Plan adopted by the Funds regarding the provision of support services in connection with the Shares or in any agreement related thereto cast in person at a meeting called for the purpose of voting on such approval ("Disinterested Directors").


                                        Very truly yours,


                                        _________________________________
                                        Service Organization Name
                                        (Please Print or Type)


                                        _________________________________
                                        Address


                                        _________________________________
                                        City        State      Zip Code



Date:__________________                 By:______________________________
                                                  Authorized Signature


NOTE: Please return both signed copies of this Agreement to Concord Financial Group, Inc. Upon acceptance one countersigned copy will be returned for your files.


                                        Accepted:

                                        CONCORD FINANCIAL GROUP, INC.


Date:___________________                By:__________________________





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                          PACIFIC HORIZON FUNDS, INC.

                                 AUTHORIZATION


The following person or persons represent(s) and warrant(s) that he (they) are fully authorized to purchase or redeem shares on behalf of the beneficial owners.


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        Name                            Signature

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        Title                             Date


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        Name                            Signature

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        Title                             Date


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        Name                            Signature

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        Title                             Date


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        Name                            Signature

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        Title                             Date





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